Exhibit 99.3

Designated Filer:      WPM, L.P.

Issuer & Ticker Symbol:      Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: December 12, 2012

JOINT FILERS’ SIGNATURES

WPM GP, LLC

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Timothy J. Curt
Title: Managing Director and Treasurer

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By: Warburg Pincus IX LLC, its General Partner
By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Timothy J. Curt
Title: Partner

WARBURG PINCUS IX LLC

By: Warburg Pincus Partners LLC, its Sole Member
By: Warburg Pincus & Co., its Managing Member

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Timothy J. Curt
Title: Partner

WARBURG PINCUS PARTNERS LLC

By: Warburg Pincus & Co., its Managing Member

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Timothy J. Curt
Title: Partner

Designated Filer:      WPM, L.P.

Issuer & Ticker Symbol:      Fidelity National Information Services, Inc. (FIS)

Date of Event Requiring Statement: December 12, 2012

WARBURG PINCUS & CO.

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Timothy J. Curt
Title: Partner

WARBURG PINCUS LLC

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Timothy J. Curt
Title: Managing Director

CHARLES R. KAYE

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Charles R. Kaye
By: Timothy J. Curt, Attorney-in-Fact*

JOSEPH P. LANDY

By:	/s/ Timothy J. Curt	Date:	December 13, 2012
Name: Joseph P. Landy
By: Timothy J. Curt, Attorney-in-Fact**

* The Powers of Attorney given by Mr. Kaye and Mr. Landy were previously filed with the U.S. Securities and Exchange Commission on October 4, 2012 as exhibits to the Schedule 13D/A filed by Warburg Pincus Private Equity X, L.P. with respect to Primerica, Inc. and are hereby incorporated by reference.